AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (this “Agreement”), made this 20 day of January, 2004, by and between EVEREST FUNDS, a Delaware Business Trust (the “Trust”), and EVEREST FUNDS MANGEMENT, LLC, a Delaware limited liability company (the “Adviser”).

W I T N E S S E T H:

WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Trust is authorized to create separate series, each with its own separate investment portfolio (each a “Fund” and collectively the “Funds”); and

WHEREAS, the Adviser is a registered investment adviser, engaged in the business of rendering investment advisory services/

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.

Investment Advisory and Management Services.  The Trust hereby engages the Adviser, and the Adviser hereby agrees to act, as investment adviser for, and to manage the affairs, business, and the investment of the assets of, each of the fund(s) of the Trust on whose behalf the Trust executes and Exhibit to this Agreement.

(a)

The investment of the assets of the Fund(s) shall at all times be subject to the applicable provisions of the Agreement and Declaration of Trust of the Trust (the “Declaration”), the Bylaws of the Trust (the “Bylaws”), the Prospectus and the Statement of Additional Information of the Fund(s), as from time to time in effect (collectively the “Prospectus”), and shall conform to the investment objective and policies of the Fund(s) as set forth in the Prospectus and as interpreted from time to time by the Board of Trustees of the Trust (the “Board”).  Within the framework of the investment objective and policies and restrictions of the Fund(s), the Adviser shall have the sole and exclusive responsibility for the management of a Fund’s portfolio and the making and execution of all investment decisions for the Fund(s).  The Adviser shall report to the Board regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of the Adviser to the investment policies of the Fund(s).

(b)

The Adviser shall obtain and provide investment research and supervise a Fund’s investments and conduct a continuous program of investment, evaluation, and if appropriate, sale and reinvestment of a Fund’s assets.  The Adviser shall furnish to the Fund(s) such statistical information, with respect to the investments which the Fund(s) may hold or contemplate purchasing, as the Fund(s) may reasonably request.  The Fund(s) shall be informed of important developments materially affecting their portfolios and shall expect the Adviser, on its own initiative, to furnish to the Fund(s) from time to time such information as it may believe appropriate for this purpose.

(c)

In addition, the Adviser shall supply office facilities, clerical staff, and stationery and office supplies; prepare reports to a Fund’s shareholders, tax returns, reports to and filings with the Securities and Exchange Commission (“SEC”) and state blue shy authorities; and generally assist in all aspects of a Fund’s operations.

2.

Use of Sub-Advisers.  In providing the services and assuming the obligations set forth herein, in connection with any investment portfolios of the Fund(s), the Adviser may at its expense employ one or more sub-advisers, and may enter into such service agreements as the Adviser deems appropriate in connection with the performance of its duties and obligations hereunder.  Reference herein to the duties and responsibilities of the Adviser shall include any sub-adviser employed by the Adviser to the Extent that the Adviser shall delegate such duties and responsibilities to any such sub-advisor.  Any agreement between the Adviser and a sub-adviser shall be subject to the approval of the Trust, its Board and the owners of interests issued by any portfolio affected thereby, as required by the 1940 Act, and any such sub-adviser shall at all times be subject to the direction of the Board of the Trust or any officer of the Trust acting pursuant to the authority of the Board.  The Adviser shall perform ongoing due diligence oversight of any such sub-adviser in order to assure continuing quality of performance by said sub-adviser.

3.

Allocation of Expenses.  All costs and Expenses (other than those specifically referred to herein as being borne by the Adviser) incurred in the operation of each of the Fund(s) shall be borne by the respective Fund(s) listed on the applicable Exhibit for the Fund(s).  These expenses include, but are not limited to, all expenses incurred in the operation of the Fund(s) and any public offering of their shares, including, among others, interest, taxes, brokerage fees and commissions, fees, if any of the trustees who are not employees of the Adviser, or any of their affiliates, expenses of directors’ and shareholders’ meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of redemption of Fund shares, expenses of issue and sale of Fund shared, expenses of printing and mailing stock certificates representing shares of a Fund, association membership dues, advertising promotional expenses in connection with the distribution of Fund’s shares, including paying for prospectuses for new shareholders, charges of custodian, transfer agent, dividend disbursing agent, accounting services agent, investor servicing agent, and bookkeeping, auditing, and legal expenses.  A Fund will also pay the fees and bear the expense of registering and maintaining the registration of the fund and it shares with the SEC and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders.

4.

Books and Records.  The Adviser hereby acknowledges that all records necessary in the operation of the Fund(s), including records pertaining to its shareholders and investments, are the property of the Trust, and in the event that a transfer of management or investment advisory services to someone other than the Adviser should ever occur, the Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Trust.  The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”) any such records required to be maintained by Rule 31a-1 promulgated under the 1940 Act.

5.

Compensation.  In payment for the investment advisory services to be rendered by the Adviser hereunder, each Fund shall pay to the Adviser a monthly fee equal to the amount and in the manner set forth on the applicable Exhibit for the Fund(s), which fee shall be paid to the Adviser not later than the fifth business day following the end of each month in which said services were rendered.  Said monthly fee shall be based on the average of the net asset values of all of the issued and outstanding shares of each Fund as determined as of the close of each business day of the month pursuant to the Declaration, Bylaws and applicable Fund’s Prospectus, expressed as an annual rate of such Fund’s average daily net assets.  The fee for the period from the date of the commencement of the initial public sale of each Fund’s shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of the Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this agreement.

6.

Third Parties.  The Board understands that the Adviser shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

7.

Standard of Care and Limitation of Liability.  The Adviser shall exercise its best judgment and shall act in good faith rendering the services to be provided to the Trust hereunder and the Trust agrees as an inducement to its undertaking the same that the Adviser shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by a Fund or its shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect it against any liability to a Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of its reckless disregard of its obligations and duties hereunder.  Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that my not by law be limited or waived.

8.

Effective Date.  The effective date of this Agreement shall be the date of execution or, if later, the date the initial capital to a series of the Trust is first provided (the “Effective Date”.)

9.

Duration and Termination.  Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Fund shall mean (a) the vote of  67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or (b) the vote of more than 50% of all outstanding securities, whichever is the lesser.

(a)

Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect of one year form the Effective Date and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board or by the vote of the holders of a majority of the outstanding voting securities of the Trust; provided that in either event the continuance also is approved by a majority of the Board who are not “interested persons” of the Adviser or the Fund(s), as defined by the provisions of the 1940 Act.

(b)

Notwithstanding the foregoing, this Agreement may be terminated at any time without the payment of any penalty by the vote of the Board or by the vote of the holders of a majority of the outstanding voting securities of the Trust, or by the Adviser, upon 60 days’ written notice to the other party.  This Agreement shall automatically terminate in the event of its assignment as such term is defined by the 1940 Act.

10.

Amendment of this Agreement.  No material amendment to this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of a Fund.

11.

Notice.  Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

12.

Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.  In the event of any inconsistency between the terms of this Agreement and the terms of any Exhibit attaché hereto, the terms of such Exhibit shall control.

13.

Applicable Law.  This Agreement shall be construed in accordance with the laws of the State of Nebraska.

IN WITTNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed as of the day and year first written above.

EVEREST FUNDS

/s/Vinod Gupta_______________

                                                        By: Vinod Gupta, President, Chairperson, Treasurer,

                                                        and Trustee

        EVEREST FUNDS MANAGEMENT, LLC

                                                        /s/Vinod Gupta

                                                        By: Vinod Gupta, President

EXHIBIT A

to the

Investment Advisory Agreement

EVEREST3 FUND

Separate Series of Everest Funds

For all services rendered by the Adviser hereunder, the Trust shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.50% of the average daily net assets of the Fund.

The Adviser:

EVEREST FUNDS MANAGEMENT, LLC

By:   /s/Vinod Gupta

         Vinod Gupta, President

The Trust:

EVEREST FUNDS

By:  /s/Vinod Gupta

        Vinod Gupta, Chairperson, President

         Treasurer and Trustee

EXHIBIT B

to the

Investment Advisory Agreement

EVEREST AMERICA FUND

Separate Series of Everest Funds

For all services rendered by the Adviser hereunder, the Trust shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

The Adviser:

EVEREST FUNDS MANAGEMENT, LLC

By:  /s/Vinod Gupta

       Vinod Gupta, President

The Trust:

EVEREST FUNDS

By: /s/Vinod Gupta

      Vinod Gupta, Chairperson, President

       Treasurer and Trustee

EXHIBIT C

to the

Investment Advisory Agreement

EVEREST INCOME FUND

Separate Series of Everest Funds

For all services rendered by the Adviser hereunder, the Trust shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

The Adviser:

EVEREST FUNDS MANAGEMENT, LLC

By:  /s/Vinod Gupta

       Vinod Gupta, President

The Trust:

EVEREST FUNDS

By: /s/Vinod Gupta

      Vinod Gupta, Chairperson, President

       Treasurer and Trustee